LETTER OF TRANSMITTAL
                                      TO
                   TENDER BENEFICIAL ASSIGNMENT CERTIFICATES
                                      IN
                         FREEDOM TAX CREDIT PLUS L.P.


            PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 27, 1997
                                      BY
                       LEHIGH TAX CREDIT PARTNERS L.L.C.


                   Taxpayer Identification Number:


                                                Purchase(3)   Total Purchase(3)
                   Number of    Number of(1)(2) Price         Price if all
                   BACs Owned   BACs Tendered   Per BAC       BACs Tendered
                   ------------ --------------- ------------- ------------------
                                                $530

                   (1) If no indication is marked in the Number of BACs
                   Tendered column, all BACs issued to you will be deemed to have been tendered.
                   (2) Tenders of less than all BACs owned by a BACs holder that would result in such BACs holder holding less than 5 BACs will not be accepted.
                   (3) The Purchase Price will be automatically reduced by $14 per BAC for each month (or part of a month) between October 31, 1997 and the date of transfer for BACs transferred after October 31, 1997.

Please indicate changes or corrections to the information printed above.
================================================================================
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE OFFER TO PURCHASE, AS DEFINED BELOW) UNLESS SUCH OFFER IS EXTENDED.

     The undersigned hereby tender(s) to Lehigh Tax Credit Partners L.L.C., a Delaware limited liability company (the "Purchaser"), the number of Beneficial Assignment Certificates ("BACs") representing assignments of limited partnership interests in Freedom Tax Credit Plus L.P., a Delaware limited partnership (the "Partnership"), specified above, pursuant to the Purchaser's offer to purchase up to 18,224 of the issued and outstanding BACs at a purchase price of $530 per BAC, net to the seller in cash (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 27, 1997 (the "Offer to Purchase") and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer"), all as more fully described in the Offer to Purchase. The Purchase Price will be automatically reduced by $14 per BAC for each month (or part of a month) between October 31, 1997 and the date of transfer for BACs transferred after October 31, 1997. BACs HOLDERS WHO TENDER THEIR BACS WILL NOT BE OBLIGATED TO PAY ANY COMMISSIONS OR PARTNERSHIP TRANSFER FEES, WHICH COMMISSIONS AND FEES WILL BE BORNE BY THE PURCHASER. Receipt of the Offer to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Offer to Purchase.

     By executing and delivering this Letter of Transmittal, a tendering BACs holder irrevocably appoints the Purchaser and the designees of the Purchaser and each of them as such BACs holder's attorneys-in-fact and proxies, each with full power of substitution, to the full extent of such BACs holder's rights with respect to the BACs tendered by such BACs holder and accepted for payment by the Purchaser (and with respect to any and all other BACs or other securities issued or issuable in respect of such BACs on or after the date hereof). Such appointment and such proxies shall be considered irrevocable and coupled with an interest in the tendered BACs. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such BACs for payment. Upon such acceptance for payment, all prior grants and proxies given by such BACs holder with respect to such BACs (and such other BACs and securities) will be revoked without further action, and no subsequent grants and/or proxies may be given nor any subsequent written consents executed (and, if given or executed, will not be deemed effective). The Purchaser and its designees will, with respect to the BACs (and such other BACs and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such BACs holder as it in its sole discretion may deem proper pursuant to the Partnership Agreement or otherwise. Pursuant to such appointment as attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such BACs on the books and records of the Partnership maintained by the Assignor Limited Partner (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under the Partnership Agreement or a "Transferor's

                                                             (Continued on Back)

       YOU MUST READ CAREFULLY BOTH SIDES OF THIS LETTER OF TRANSMITTAL

------------------------------------------------------------------------------------------------------------------------------------
                                                                           SIGNATURE BOX
------------------------------------------------------------------------------------------------------------------------------------
  Please sign exactly as your name is printed (or corrected) above. For joint             X ----------------------------------------
  owners, each joint owner must sign. The signatory hereto hereby certifies under           (Signature of Owner)             (Date)
  penalties of perjury that: (i) the Taxpayer Identification Number ("TIN"; i.e., the
  signatory's social security number) printed or corrected above is the correct TIN of the BACs holder; (ii) the BACs holder is not subject to backup withholding either because the BACs holder (a) is exempt from backup withholding, (b) has
  not been notified by the Internal Revenue Service that the BACs holder is subject       X ----------------------------------------
  to backup withholding as a result of a failure to report all interest or dividends,       (Signature of Co-Owner, if any)  (Date)
  or (c) has been notified by the IRS that such BACs holder is no longer subject to
  backup withholding; and (iii) if an individual, is a U.S. citizen or a resident alien   ------------------------------------------
  for purposes of U.S. income taxation, and if other than an individual, is not a            (Title)
  foreign corporation, foreign partnership, foreign trust or foreign estate (as those
  terms are defined in the Code and Income Tax Regulations). The undersigned              Telephone (Day) ( )
  hereby represents and warrants for the benefit of the Partnership and the                                   ----------------------
  Purchaser that the undersigned owns (or beneficially owns) the BACs tendered
  hereby and has full power and authority to validly tender, sell, assign, transfer,      Telephone (Eve) ( )
  convey and deliver the BACs tendered hereby and that when the same are                                      ----------------------
  accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, such BACs will not be subject to any adverse claims, the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations, and that upon such transfer and assignment the undersigned will not own less than 5 BACs. All authority herein conferred or
  agreed to be conferred shall survive the death or incapacity of the undersigned         If signing as a fiduciary, additional
  and any obligations of the undersigned shall be binding upon the heirs, personal        documentation will be required to
  representatives, successors and assigns of the undersigned. Except as stated in         evidence proper authority. Please
  Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is                call The Herman Group, Inc. at
  irrevocable.                                                                            (800) 555-2649.
------------------------------------------------------------------------------------------------------------------------------------

(Seller's) Application for Transfer" created by the NASD, if required), (ii) upon receipt by the Information Agent/Depositary (as the tendering BACs holder's agent) of the Purchase Price, to be allocated all Tax Credits and tax losses and to receive any and all distributions made by the Partnership after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such BACs in accordance with the terms of the Offer, (iii) to execute and deliver to the Partnership, the General Partners and/or the Assignor Limited Partner (as the case may be) a change of address form instructing the Partnership to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered BACs to the address specified in such form, and (iv) to endorse any check payable to or upon the order of such BACs holder representing a distribution, if any, to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering BACs holder. This power of attorney shall not be affected by the subsequent mental disability of the BACs holder, and the Purchaser shall not be required to post bond in any nature in connection with this power of attorney. The Purchaser may assign such power of attorney and/or proxy to any person with or without assigning the related BACs with respect to which such power of attorney and/or proxy was granted. The Purchaser reserves the right to require that, in order for BACs to be deemed validly tendered, immediately upon the Purchaser's payment for such BACs, the Purchaser must be able to exercise full voting rights with respect to such BACs and other securities, including voting at any meeting of BACs holders.

     By executing and delivering this Letter of Transmittal, a tendering BACs holder irrevocably assigns to the Purchaser and its assigns all of the, direct and indirect, right, title and interest of such BACs holder in the Partnership with respect to the BACs tendered and purchased pursuant to the Offer, including, without limitation, such BACs holder's right, title and interest in and to any and all Tax Credits and tax losses and any and all distributions made by the Partnership after the Expiration Date in respect of the BACs tendered by such BACs holder and accepted for payment by the Purchaser, regardless of the fact that the record date for any such distribution may be a date prior to the Expiration Date. The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to any third party, the right to purchase BACs tendered pursuant to the Offer, together with its rights under the Letter of Transmittal, but any such transfer or assignment will not relieve the assigning party of its obligations under the Offer or prejudice the rights of tendering BACs holders to receive payment for BACs validly tendered and accepted for payment pursuant to the Offer.

     A tendering BACs holder recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those BACs validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of BACs permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases which would violate the terms of the Offer, based upon the number of BACs validly tendered prior to the Expiration Date and not properly withdrawn.

     A tendering BACs holder understands that a tender of BACs to the Purchaser will constitute a binding agreement between a tendering BACs holder and the Purchaser upon the terms and subject to the conditions of the Offer. A tendering BACs holder recognizes that under certain circumstances set forth in
Section 2 ("Proration; Acceptance for Payment and Payment for BACs") and
Section 14 ("Conditions of the Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the BACs tendered hereby. In such event, a tendering BACs holder understands that any Letter of Transmittal for BACs not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is irrevocable, provided BACs tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. A tendering BACs holder acknowledges that (i) upon acceptance of, and payment for, tendered BACs, a tendering BACs holder shall no longer be entitled to any benefits as a BACs holder and (ii) notwithstanding that a tendering BACs holder may retain a Beneficial Assignment Certificate, such certificate shall not entitle a tendering BACs holder or any purported transferees (other than the Purchaser) to any benefits as a BACs holder.

================================================================================
               INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
             Forming Part of the Terms and Conditions of the Offer
================================================================================
         FOR ASSISTANCE IN COMPLETING THE LETTER OF TRANSMITTAL, CALL:
                   THE HERMAN GROUP, INC. AT (800) 555-2649
================================================================================

Delivery of Letter of Transmittal. For convenience in responding to the Offer, a self-addressed, postage-paid envelope had been enclosed with the Offer to Purchase. However, to ensure receipt of the Letter of Transmittal, it is suggested that you use an overnight courier or, if the Letter of Transmittal is to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

To be effective, a duly completed and signed Letter of Transmittal must be received by the Information Agent/Depositary at the address (or facsimile number) set forth below before the Expiration Date, as such term is defined in the Offer to Purchase, unless extended. Letters of Transmittal which have been duly executed, but where no indication is marked in the "Number of BACs Tendered" column, shall be deemed to have tendered all BACs pursuant to the Offer. Tenders of less than all BACs owned by a BACs holder that would result in such BACs holder holding less than 5 BACs will not be accepted.


     By Mail/Hand or Overnight Delivery:    THE HERMAN GROUP, INC.
                                            2121 San Jacinto Street, 26th Floor
                                            Dallas, Texas 75201

     By Facsimile (see note below):         (214) 999-9323


     For Additional Information Call:       THE HERMAN GROUP, INC.
                                            (800) 555-2649

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING BACS HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT/DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. IF TENDERING BY FACSIMILE, PLEASE TRANSMIT BOTH THE FRONT AND BACK OF THIS LETTER OF TRANSMITTAL TO THE INFORMATION AGENT/ DEPOSITARY AT THE FACSIMILE NUMBER LISTED ABOVE PRIOR TO THE EXPIRATION OF THE OFFER AND THEN MAIL THE ORIGINAL COPIES OF SUCH PAGES TO THE INFORMATION AGENT/DEPOSITARY AT THE ADDRESS LISTED ABOVE.

All tendering holders of BACs, by execution of this Letter of Transmittal or facsimile hereof, waive any right to receive any notice of the acceptance of their BACs for payment.

Validity of Letter of Transmittal. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these instructions for the Letter of Transmittal) also will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchaser shall determine unless waived by them.

The Letter of Transmittal will not be valid unless and until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent/Depositary is under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

Questions and requests for assistance may be directed to the Information Agent/Depositary at its address and telephone number listed below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained from the Information Agent/Depositary as set forth below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.


              The Information Agent/Depositary for the Offer is:


                             THE HERMAN GROUP, INC.

                            2121 San Jacinto Street
                                   26th Floor
                              Dallas, Texas 75201
                          Facsimile No. (214) 999-9323
                                       or
                         Call Toll-Free (800) 555-2649